UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2010 (March 1, 2010)
KEY ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800 Houston, Texas	77010

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713/651-4300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 1, 2010, pursuant to the Key Energy Services, Inc. 2009 Equity and Cash Incentive Plan (the “Plan”), the Compensation Committee (the “Committee”) of the Board of Directors of Key Energy Services, Inc. (the “Company”), granted performance unit awards to our named executive officers as follows:

Performance Units

Richard J. Alario Chairman, President and Chief Executive Officer	53,998

Newton W. Wilson III Executive Vice President and Chief Operating Officer	17,523

T. M. Whichard III Senior Vice President and Chief Financial Officer	14,603

Kim B. Clarke Senior Vice President, Administration and Chief People Officer	10,733

Don D. Weinheimer Senior Vice President, Production Services	10,733
Performance units provide a cash incentive award, the unit value of which is determined with reference to the value of the Company’s common stock, par value $0.10 per share (“Common Stock”). The performance units are measured based on two performance periods. One half of the performance units are measured based on a performance period consisting of the first year after the grant date, and the other half are measured based on a performance period consisting of the second year after the grant date. At the end of each performance period, subject to review and certification of results by the Committee (which is the administrator under the Plan), a specified percentage of the performance units subject to that performance period vest based on the relative placement of the Company’s total shareholder return within a peer group of companies, as follows:

Key’s Placement	Vested
Within Peer Group	Percentage
Top one-third	100%
Middle one-third	50%
Bottom one-third	0%
The peer group consists of Nabors Industries, Inc., Weatherford International Ltd., Basic Energy Services, Inc., Complete Production Services, Inc. and RPC, Inc., or any other corporation selected by the Committee. Total shareholder return is calculated with respect to each performance period, for the Company and each other company in the peer group, based on the change in (i) the average closing price of Common Stock for the thirty (30) trading days immediately preceding the grant date and (ii) the average closing price of Common Stock for the last thirty (30) trading days before the end of the applicable performance period (adding to such amount, if any, dividends paid per share by any of the companies during the applicable performance period).

If any performance units vest for a completed performance period, the executive officer will be paid, within sixty (60) days following the end of the performance period, a cash amount equal to the vested percentage of the performance units multiplied by the closing price of Common Stock on the last trading day of that performance period (subject to the executive officer’s continuing employment through the payment date, except that, payment will still be made in the case of death or disability following the end of the performance period but prior to the payment date).
The performance units were issued pursuant to the terms of the Plan as performance compensation awards to the executive officers. The form of performance unit award agreement used in connection with these grants of performance units is attached hereto as Exhibit 10.1, and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Performance Unit Award Agreement under the 2009 Equity and Cash Incentive Plan
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.
Date: March 5, 2010	By:	/s/ Kimberly R. Frye
Kimberly R. Frye
Senior Vice President and General Counsel

Exhibit Index

Exhibit
No.	Description

10.1	Form of Performance Unit Award Agreement under the Key Energy Services, Inc. 2009 Equity and Cash Incentive Plan